UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2011

GLOBAL PHARM HOLDINGS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-152286	20-8767223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25/F New World Center, No. 6009 Yitian Road, Futian District, Shenzhen, PRC		518026
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  86-755-83230226

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a) The annual meeting of stockholders of the Company was held on June 21, 2011, PRC time (June 20, 2011 U.S. Eastern Standard Time).

(b) Stockholders voted on the matters set forth below:

Proposal 1. Election of Directors:

	For	Against	Withheld	Broker Non-Votes
Yunlu Yin	16,073,224	0	0	199,351
An Fu	16,073,224	0	0	199,351
Gene Michael Bennett	15,973,224	100,000	0	199,351
Peitong Yu	16,073,224	0	0	199,351
Zhixian Long	16,073,224	0	0	199,351

Proposal 2. Ratification of Appointment of Crowe Horwath LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2011:

For	16,272,575
Against	0
Abstain	16,272,575
Broker Non-Votes	0

Proposal 3. Advisory Vote on Executive Compensation:

For	16,073,224
Against	0
Abstain	16,073,224
Broker Non-Votes	199,351

Proposal 4. Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation:

One year	100,000
Two years	0
Three years	15,973,224
Abstain	0
Broker Non-Votes	0

Proposal 5. Ratification of Proposal to Adjourn Meeting for the Purpose of Soliciting Additional Proxies in Favor of any of the Foregoing Proposals:

For	16,073,224
Against	0
Abstain	0
Broker Non-Votes	0

(c) Not applicable.

(d)  As recommended by the Board of Directors and approved by a majority of the stockholders, the Company will adopt a three-year (triennial) non-binding, advisory shareholder vote on the compensation of executives in its proxy materials.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL PHARM HOLDINGS GROUP, INC.

Date: June 24, 2011	By:	/s/ An Fu
An Fu
Chief Financial Officer